Exhibit 3.177

Indiana Secretary of State
Packet: 1997081068
Filing Date: 07/30/2009
Effective Date: 07/31/2009

WPM

INDIANA SECRETARY OF STATE
RECEIVED

2009 JUL 30 AM 11:30

ARTICLES OF ENTITY CONVERSION:
Conversion of a Corporation Into a Limited Liability Company
State Form 51578 (1-04)
Approved by State Board of Accounts, 2004

TODD ROKITA
SECRETARY OF STATE
CORPORATE DIVISION
302 W. Washington Street, Rm. E018
Indianapolis, IN 46204
Telephone: (317) 232-6576

INSTRUCTIONS: Use 8 ½" x 11" white paper for attachments.
Present original and one copy to the address in upper right corner of this form.
Please TYPE or PRINT.
Please visit our office on the web at www.sos.in.gov.

Indiana Code 23-1-18-3
FILING FEE: $30.00

ARTICLES OF CONVERSION OF

RICHMOND TREATMENT CENTER, INC.
(hereinafter "Non-surviving Corporation")

INTO

RICHMOND TREATMENT CENTER, LLC
(hereinafter "Surviving LLC")

APPROVED AND FILED
[signature]
IND. SECRETARY OF STATE

ARTICLE I: PLAN OF ENTITY CONVERSION

a. Please set forth the Plan of Conversion, containing such information as required by *Indiana Code 23-1-38.5-11* and *Indiana Code 23-1-38.5-12*, attach herewith, and designate it as "Exhibit A."
The following is basic information that must be included in the Plan of Entity Conversion: *(please refer to Indiana Code 23-1-38.5-12 for a more complete listing of requirements before submitting the plan).*
- A statement of the type of business entity that Surviving LLC will be and, if it will be a foreign non-corporation, its jurisdiction of organization;
- The terms and conditions of the conversion;
- The manner and basis of converting the shares of Non-surviving Corporation into the interests, securities, obligations, rights to acquire interests or other securities of Surviving LLC following its conversion; and
- The full text, as in effect immediately after the consummation of the conversion, of the organic document (if any) of Surviving LLC.
- If, as a result of the conversion, one or more shareholders of Non-surviving Corporation would be subject to owner liability for debts, obligations, or liabilities of any other person or entity, those shareholders must consent in writing to such liabilities in order for the Plan of Merger to be valid.

b. Please read and sign the following statement.
I hereby affirm under penalty of perjury that the plan of conversion is in accordance with the Articles of Incorporation or bylaws of Non-surviving Corporation and is duly authorized by the shareholders of Non-surviving Corporation as required by the laws of the State of Indiana.

Signature [signature] Printed Name PAMELA B. BURKE Title Secretary

ARTICLE II: NAME AND DATE OF INCORPORATION OF NON-SURVIVING CORPORATION

a. The name of Non-surviving Corporation immediately before filing these Articles of Entity Conversion is the following:
RICHMOND TREATMENT CENTER, INC.

b. The date on which Non-surviving Corporation was incorporated in the State of Indiana is the following: August 15, 1997

ARTICLE III: NAME AND PRINCIPAL OFFICE OF SURVIVING LLC

a. The name of Surviving LLC is the following:
RICHMOND TREATMENT CENTER, LLC
- (Please note pursuant to *Indiana Code 23-18-2-8*, this name must include the words "Limited Liability Company", "L.L.C.", or "LLC").
- (If Surviving LLC is a foreign LLC, then its name must adhere to the laws of the state in which it is domiciled).

b. The address of Surviving LLC's Principal Office is the following:

Street Address	City	State	Zip Code
20400 STEVENS CREEK BLVD., SUITE 600	CUPERTINO	CA	95014

Indiana Secretary of State Packet: 1997081068 Filing Date: 07/30/2009 Effective Date: 07/31/2009 ART SCI c IV: RLGlSTGREO G.:FIC5 AND ACEN7 OF SURVIVING LLC RagistarBd Aocnt Th> ntnw and addreaa of Surviving LLC’8 Registered Agent and Retfttered Offiofortenfe* of process ara the totlowfingr NinwdRsgSwedAeiri NATIONAL REGISTERED AGENTS, INC. Zip Coda Sty INDIANAPOLIS 46204 Indian* 320 N. MERIDIAN ST. Mdraiso(RaQlitMdOno«frwf ar6ubf/la) SECTION 1: ARHCLC V—JURISDICTION OH SURVIVING LLC AfJL) CHAWItK Of’ NUNbUKVSVlNO CORPORAIIOM JfflWP(gTQM INDIANA Ptaaaa atste tha jurisdiction In wMdi Surviving LLC wffl ba organized and gevamad. SecnONX: CHARTERSURRENDER ({PUMU comprtra tWiwcttonontyHSutvMngLLCte oromtrjouttU*ofhtdhuukl. If tfwjurfadiciian staled above la not Indiana, ptaoae tot forth (ha Artdaa of Charter Sumnderferthe NotvsurvMng CorporaUon nd stttcfi hertwth Pmuantto tocKana Osda 23-T-3&5-14, the ArtJdw of Charter Sumndar must Indyde: t “The naiiM of NontuivlvInQ Corporation; 2. A ststament tial lfc« Atfdea of Charter Surrender ara bairtg Sod In csmacfion with the cctwaraion cf NctmrtfvinQ Ccrpoattcn Into an LLC that win ba oiganbad m ajwfadltflon other than the State of Indiana: 3. A tisned stalemert under pttuBy of paijury ttul he conversion w« tfiiy spprovod by (he shareholder* of Nwvsun*«ig CorporiSon in a manner required by Indians Law and consistent with the Atfda* of Incorporation or Iha bylaw* of KotvaunMtg Corporate: 4. Tha Jufadfctfon under wttfch (to Survfting LLC wD ba orpantzad; and 6. Tha oddms of SurvMng LLCs uacufive offSoa. AKHCLC VI DISSOLUTION OH SURVIVING LLC Please Indicate when dlaaotutlon w> take ptaoa In 8urvMng LLC: ? The latest date upon wtiltfiSurvtvlna LLC la to dissolve is OR H Sunrfvirtg LLC Is perpetual until dbaofutloa AKIlCLt’ VII: MANAGGf.ICNi OI: SURVIVING LLC SunMng LLC wa be managed by: ? Tho momiwrs of SwvMng LLC, OR (g A manager or managers In vtttnec* Wweof, tha undersigned betng an officer or othar duly authorised rsproMntattve of Non-awning Corporation axsoutn thna Artfctos of Entity Comwrafen and vertfae.sittiact to panacea of peijwy, that the atatenanti contained herein are true. —day of July m09 aerrir —j PiinHdNsiM Pamela B. Burke Tfir

Exhibit A

Indiana Secretary of State

Packet: 1997081068

Filing Date: 07/30/2009

Effective Date: 07/31/2009

PLAN OF ENTITY CONVERSION OF

Richmond Treatment Center, Inc.

In accordance with Sections 23-1-38.5-11 and 23-1-38.5-12 of the Indiana Code (the “Code”), Richmond Treatment Center, Inc., an Indiana corporation (the “Corporation”), hereby adopts the following Plan of Entity Conversion.

1.	Conversion. In accordance with the Code, the Corporation shall be converted (the “Conversion”) into Richmond Treatment Center, LLC, an Indiana limited liability company (the “LLC”).

2.	Conversion of Stock. One hundred percent (100%) of the validly issued, fully paid and nonassessable shares of common stock of the Corporation that were issued and outstanding immediately prior to the date of the Conversion shall be converted into such number of membership interests as required to represent one hundred percent (100%) of the membership interests of the LLC immediately following the Conversion.

3.	Effective Date. The Conversion shall be effective as of July 31, 2009.

4.	Articles of Organization. The Articles of Organization, a copy of which are attached hereto as Exhibit I, shall be the Articles of Organization of the LLC as in effect immediately after consummation of the Conversion.

5.	Effect of Conversion. Following the Conversion, the LLC shall be, for all purposes, the same entity that existed before the Conversion.

Indiana Secretary of State Packet: 1997081068 Filing Date: 07/30/2009 Effective Date: 07/31/2009

EXHIBIT I—ARTICLES OF ORGANIZATION

Indiana Secretary of State Packet: 1997081068 Filing Date: 07/30/2009 Effective Date: 07/31/2009

State of Indiana

Office of the Secretary of State

CERTIFICATE OF AMENDMENT

of

RICHMOND TREATMENT CENTER, INC.

I, TODD ROKITA, Secretary of State of Indiana, hereby certify that Articles of Amendment of the above For-Profit Domestic Corporation have been presented to me at my office, accompanied by the fees prescribed by law and that the documentation presented conforms to law as prescribed by the provisions of the Indiana Business Corporation Law.

The name following said transaction will be:

RICHMOND TREATMENT CENTER, LLC

NOW, THEREFORE, with this document I certify that said transaction will become effective Friday, July 31, 2009.

(Seal)	In Witness Whereof, I have caused to be affixed my signature and the seal of the State of Indiana, at the City of Indianapolis, July 30, 2009. /s/ Todd Rokita TODD ROKITA, SECRETARY OF STATE

1997081068/2009073126450